HARLEY-DAVIDSON, INC.

                         2001 YORK HOURLY-PAID EMPLOYEES

                                STOCK OPTION PLAN

                                   ARTICLE I

                                     PURPOSE
                                     -------

          The purpose of the Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock Option Plan is to provide favorable opportunities for non-exempt employees at the Harley-Davidson Motor Company York, Pennsylvania facility to purchase shares of Common Stock of Harley-Davidson, Inc. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of Harley-Davidson, Inc., thus enhancing the value of the stock for the benefit of the shareholders, and increase the ability of Harley-Davidson, Inc. to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

          The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

          2.1. Board: The Board of Directors of Harley-Davidson, Inc.

          2.2. Code: The Internal Revenue Code of 1986, as amended.

          2.3. Committee: The Human Resources Committee of the Board.

          2.4. Common Stock: The common stock of Harley-Davidson, Inc.

          2.5. Company: Harley-Davidson, Inc. and any of its Subsidiaries.

          2.6. Disability: Disability retirement under the Retirement Annuity Plan for York Hourly-Paid Employees of Harley-Davidson.

          2.7. Fair Market Value: The average of the high and low reported sales prices of Common Stock on the New York Stock Exchange Composite Tape on the date for which fair market value is being determined.

          2.8. Non-ISO: A stock option which is not an incentive stock option within the meaning of Section 422 of the Code.

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          2.9. Option: A stock option granted under the Plan.

          2.10. Option Price: The purchase price of a share of Common Stock under an Option.

          2.11. Optionee: A person who has been granted one or more Options.

          2.12. Parent Corporation: The parent corporation, as defined in
Section 424(e) of the Code.

          2.13. Plan: The Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock Option Plan.

          2.14. Retirement: Normal, deferred, early, or thirty and out retirement under the terms of the Retirement Annuity Plan for York Hourly-Paid Employees of Harley-Davidson.

          2.15. Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by Harley-Davidson, Inc.

          2.16. Termination Date: A date fixed by the Committee but not later than the day preceding the tenth anniversary of the date on which the Option is granted.

                                  ARTICLE III

                                 ADMINISTRATION
                                 --------------

          3.1. The Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

          3.2. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine who shall be granted Options, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options.

          3.3. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.


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                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN
                           --------------------------

          4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be three hundred thousand (300,000) shares.

                                   ARTICLE V

                                   ELIGIBILITY
                                   -----------

          5.1. Options may be granted to all full time, regular, production and maintenance employees of the Company covered by the collective bargaining agreement in effect between the Company and Tyson Lodge 175, District 98, of the International Association of Machinists & Aerospace Workers, AFL/CIO (or any successor thereto).

                                   ARTICLE VI

                                 TERM OF OPTIONS
                                 ---------------

          6.1. Option Agreements: All Options shall be evidenced by written agreements executed by the Company. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the date of the grant, the Option Price and the Termination Date. All Options shall be Non-ISOs.

          6.2. Option Price: The Option Price shall be set by the Committee; provided, however, that the price per share shall not be less than the Fair Market Value of a share of Common Stock as of the date the Option is granted.

          6.3. Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.

          6.4. Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:


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               a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

               b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or

               c. by any combination of the above methods of payment.

The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

          6.5. Withholding Taxes: The Company may, in its discretion, require an Optionee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Upon or prior to the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee.

          6.6. Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

          6.7. Cessation of Employment of Optionee:

                    a. Cessation of Employment other than by Reason of Retirement, Disability or Death. . Except as may be otherwise provided by the Committee, if an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death,
          (i) each Option held by the Optionee, together with all rights thereunder, that is not vested shall terminate on the date of cessation of employment, to the extent not previously exercised and
          (ii) the Optionee shall have a period of 90 days from the date of cessation of employment to exercise each Option held by the Optionee that is vested on the date of cessation of employment. At the end of such 90-day period, each such


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          Option that has not been exercised, together with all rights thereunder, shall terminate, to the extent not previously exercised."

                    b. Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Optionee shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of:

                         i. the Termination Date,

                         ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to Section 6.7(c) of the Plan,

                         iii. the third anniversary of the date of the cessation of the Optionee's employment, if employment ceased by reason of Retirement, or

                         iv. the first anniversary of the date of the cessation of the Optionee's employment by reason of Disability;

          and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.

                    c. Cessation of Employment by Reason of Death. In the event of the death of the Optionee while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise such Option on the Optionee's date of death. In the event of the death of the Optionee while entitled to exercise an Option pursuant to Section 6.7(b), the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Option was exercisable at the time of cessation of the Optionee's employment. Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.


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                                  ARTICLE VII

                                   ADJUSTMENTS
                                   -----------

          7.1. If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock, or (c) any other event shall occur which in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of securities subject to the Plan and which thereafter may be the subject of Options; (ii) the number and type of securities subject to outstanding Options; (iii) the Option Price with respect to any Option; and (iv) the number of shares of Common Stock that may be issued pursuant to Options granted to an Optionee in any calendar year. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN
                        ---------------------------------

          8.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

          8.2. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

          8.3. The Board may amend this Plan, without the limitation, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

                                   ARTICLE IX

                        GOVERNMENT AND OTHER REGULATIONS
                        --------------------------------

          9.1. The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded.


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

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          10.1. Plan Does Not Confer Employment or Shareholder Rights: The right of the Company to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a shareholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

          10.2. Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

          10.3. Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's treasury and reissued.

          10.4. Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee of the Company, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member or the Committee shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee undertakes to handle and defend it on such member's own behalf.

                                   ARTICLE XI

                                 EFFECTIVE DATE
                                 --------------

          11.1. The Plan shall become effective when it is approved by the Board.


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